UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2019

Rodin Global Property Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-214130	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

Extension of Offering

On February 12, 2019, the board of directors of Rodin Global Property Trust, Inc. (the “Company”) authorized the extension of the term of the Company’s initial public offering until March 23, 2020.

Distributions Declared

On February 12, 2019, the board of directors of the Company authorized, and the Company declared, distributions for the period from February 15, 2019 to May 14, 2019, in an amount equal to $0.004253787 per day per share (or approximately $1.55 on an annual basis). Distributions will be payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

Net Asset Value

On February 12, 2019, the Company’s board of directors approved an estimated net asset value (“NAV”) as of December 31, 2018 of $25.26 per share for Class A shares and Class I shares and $25.24 per share for Class T shares. The calculation of the Company’s estimated NAV was performed by Robert A. Stanger & Co., Inc., the Company’s independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus.

The determination of NAV involves a number of assumptions and judgments, including estimates of the Company’s advisor’s interest in disposition proceeds (if any). These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $25.26 per share of Class A and I common stock or $25.24 for Class T common stock if the Company were to liquidate or engage in another type of liquidity event today. In particular, the Company’s December 31, 2018 NAV is not based on a full appraisal of the fair market value of the Company’s real estate portfolio at that date and does not consider fees or expenses that may be incurred in providing a liquidity event. The Company believes the methodology of determining its NAV conforms to the Investment Program Association’s Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and is prepared in accordance with the procedure described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. In addition, the Company’s board of directors periodically reviews the Company’s NAV policies and procedures.

The purchase price per share for each class of the Company’s common stock will generally equal the prior quarter’s NAV per share, as determined quarterly, plus applicable selling commissions and dealer manager fees. The NAV for each class of shares is based on the value of the Company’s assets and the deduction of any liabilities, and any distribution fees applicable to such class of shares.

The following table provides a breakdown of the major components of the Company’s NAV:

Components of NAV	December 31, 2018
Investment in real estate	$109,900,000
Investment in real estate-related assets	17,114,511
Cash and cash equivalents	14,046,766
Other assets	758,723
Debt obligations	(51,715,699)
Due to related parties(1)	(1,219,655)
Accounts payable and other liabilities	(1,308,854)
Distribution fee payable the following month(2)	(17,913)
Non-controlling interests in subsidiaries	(231,864)
Sponsor Support repayment / special unit holder interest in liquidation	—

Net Asset Value	$87,326,015

Number of outstanding shares	3,457,386

Note:

(1)

Excluding $716,888 due to the Company’s advisor for reimbursement of organization and offering costs ($743,439 less the current liability due of $26,551) pursuant to the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus.

(2)	Distribution fee only relates to Class T shares.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$86,820,166	$38,524,832	$16,475,002	$141,820,000
Distribution fees due and payable	—	(17,913)	—	(17,913)
Debt obligations	(31,659,607)	(14,048,362)	(6,007,730)	(51,715,699)
Due to related parties	(746,656)	(331,314)	(141,685)	(1,219,655)
Accounts payable and other liabilities	(801,261)	(355,545)	(152,048)	(1,308,854)
Non-controlling interests in subsidiaries	(141,944)	(62,985)	(26,935)	(231,864)

Quarterly NAV	53,470,698	23,708,713	10,146,604	87,326,015
Number of outstanding shares	2,116,562	939,185	401,639	3,457,386

NAV per share	$25.26	$25.24	$25.26

The following table reconciles stockholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholders’ Equity to NAV	December 31, 2018
Stockholders’ equity under U.S. GAAP	$79,944,718
Adjustments:
Unrealized appreciation of real estate	1,996,818
Unrealized appreciation of real estate-related assets	4,067,286
Organization and offering costs	716,888
Acquisition costs	(748,397)
Deferred financing costs, net	(493,875)
Accrued distribution fee(1)	788,125
Accumulated depreciation and amortization	1,116,204
Fair value adjustment of debt obligations	334,301
Deferred rent receivable	(344,139)
Non-controlling interests in subsidiaries	(51,914)

NAV	$87,326,015

Note:

(1)	Accrued distribution fee only relates to Class T shares.

The following details the adjustments to reconcile U.S. GAAP stockholders’ equity to the Company’s NAV:

Unrealized appreciation of real estate

The Company’s investments in real estate are presented at historical cost, including acquisition costs, in the Company’s consolidated financial statements prepared pursuant to U.S. GAAP. As such, any increases in the fair market value of the Company’s investments in real estate are not included in the financial statements. For purposes of determining the Company’s NAV, the Company’s investments in real estate are presented at fair value.

Unrealized appreciation of real estate-related assets

The Company’s investments in real estate-related assets are presented at historical cost, including acquisition costs, in the Company’s consolidated financial statements prepared pursuant to U.S. GAAP. As such, any increases in the fair market value of our investments in real estate-related assets are not included in the Company’s financial statements. For purposes of determining the Company’s NAV, the Company’s investments in real estate-related assets are presented at fair value.

Organization and offering costs

The Company’s advisor has agreed to pay the organization and offering costs on the Company’s behalf through May 18, 2018. Such costs are being reimbursed to the Company’s advisor, ratably, by the Company, over 36 months beginning on May 19, 2018, subject to a maximum 1% of gross offering proceeds of the Company’s initial public offering. After May 19, 2018, the Company’s advisor, in its sole discretion, may pay some or all of the additional organization and offering costs incurred. To the extent the Company’s advisor pays such additional organization and offering costs, the Company is obligated to reimburse its advisor subject to the 1% cap. As of December 31, 2018, the Company’s advisor has continued to pay all organization and offering costs on behalf of the Company. Under U.S. GAAP, the Company’s reimbursement liability pertaining to the organization and offering costs is recorded as a component of Due to related parties in the Company’s consolidated balance sheet. For NAV, such costs are recognized as a reduction in NAV as they are reimbursed.

Acquisition costs

The Company capitalizes acquisition costs incurred with the acquisition of its investments in real estate in accordance with U.S. GAAP. Such acquisition costs are not included in the value of real estate investments for purposes of determining NAV.

Deferred financing costs

Costs incurred in connection with obtaining financing are capitalized and amortized over the term of the related loan in accordance with U.S. GAAP. Such deferred financing costs are not included in the value of debt for purposes of determining NAV.

Accrued distribution fee

Accrued distribution fee represents the accrual for the full cost of the distribution fee for Class T shares. Under U.S. GAAP, the Company accrued the full cost of the distribution fee as an offering cost at the time it sells the Class T shares. For purposes of NAV the Company recognizes the distribution fee as a reduction of NAV on a quarterly basis as such fee becomes due.

Accumulated depreciation and amortization

The Company depreciates its investments in real estate and amortizes certain other assets and liabilities in accordance with U.S. GAAP. Such depreciation and amortization is not considered for purposes of determining NAV.

Fair value adjustment of debt obligations

Our debt obligations are presented at historical cost in the Company’s consolidated financial statements prepared pursuant to U.S. GAAP. As such, any increases in the fair value of the Company’s debt obligations are not included in our financial statements. For purposes of determining the Company’s NAV, the Company’s debt obligations are presented at fair value.

Deferred rent receivable

Deferred rent receivable represents rent earned in excess of rent received as a result of straight-lining rents over the term of the lease on certain of the Company’s properties. Such deferred rent receivable is not considered for purposes of determining NAV.

Non-controlling interests in subsidiaries

Non-controlling interests in subsidiaries represents the equity ownership in a consolidated subsidiary which is not attributable to the Company. The interests are presented at fair value for purposes of determining our NAV.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to our December 31, 2018 NAV for a change in the going-in capitalization rate used in the appraisal of a retail property located in Grand Rapids, Michigan, which refer to as the GR Property, and the appraisal of DST properties acquired from Walgreens in a sale-leaseback transaction, which we refer to as the DST Properties, together with a 5% change in the discount rates used to value the Company’s long-term debt and the DST Properties mortgage debt:

	Range of NAV (Class A & I)			Range of NAV (Class T)
Sensitivity Analysis	Low	Concluded	High	Low	Concluded	High
Estimated Per Share NAV	$24.23	$25.26	$26.33	$24.21	$25.24	$26.31
Capitalization Rate - GR Property	6.30%	6.00%	5.70%	6.30%	6.00%	5.70%
Capitalization Rate - DST Properties	5.88%	5.60%	5.32%	5.88%	5.60%	5.32%
Discount Rate - Long-Term Debt Consolidated	5.07%	4.83%	4.59%	5.07%	4.83%	4.59%
Discount Rate - DST Properties Mortgage Debt	5.25%	5.00%	4.75%	5.25%	5.00%	4.75%

Offering Prices

On February 12, 2019, the Company’s board of directors approved new offering prices for the Company’s Class A shares, Class T shares and Class I shares. The offering prices in connection with the Company’s primary offering are equal to the estimated net asset value for such class of common stock plus applicable upfront selling commissions and dealer manager fees, less applicable support from the Company’s sponsor of a portion of selling commissions and dealer manager fees. The offering prices in connection with the Company’s distribution reinvestment plan are equal to the estimated NAV for such class of common stock. The Company will not accept any subscription agreements during the five business day period following this publication and the new offering prices will be effective thereafter. The Company will commence accepting subscription agreements again on February 25, 2019.

The offering prices in our primary offering are set forth below:

	Offering Price
Class A Shares	$26.59	*
Class T Shares	$25.76	*
Class I Shares	$25.26

*	These amounts have been rounded to the nearest whole cent and the actual per share offering price for the Class A Shares is $26.5895 and for the Class T Shares is $25.7551, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: February 14, 2019	By:	/s/ Kenneth Carpenter
Name: Kenneth Carpenter
Title: President